Exhibit 3.1.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MARRONE BIO INNOVATIONS, INC.

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

Marrone Bio Innovations, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the corporation’s original Certificate of Incorporation was filed with the Secretary of State on June 15, 2006. The corporation was originally incorporated under the name Marrone Organic Innovations, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Second Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Second Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

I.

The name of this company is Marrone Bio Innovations, Inc. (the “Company”).

II.

The address of the registered office of this Company in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, County of Kent, and the name of the registered agent of this Company in the State of Delaware at such address is Incorporating Services, Ltd.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 51,480,564 shares, 30,000,000 shares of which shall be Common Stock (the “Common Stock”) and 21,480,564 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.00001 per share and the Common Stock shall have a par value of $0.00001 per share.

B. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights, preferences and privileges of the holders of Series Preferred (as defined below) set forth herein. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by (in addition to any vote of the holders of one or more series of Series Preferred that may be required by the terms of this Third Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”)) the affirmative vote of the holders of at least a majority of the capital stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis) irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

C. 4,673,827 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 7,066,565 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”) and 9,740,172 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred” and collectively with the Series A Preferred and Series B Preferred, the “Series Preferred”).

D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

1.	DIVIDEND RIGHTS.

(a) (i) The holders of shares of Series C Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on any other shares of capital stock of the Company, at a rate equal to 8% of the applicable Original Issue Price (as defined below) of the Series C Preferred per share per annum, payable when, as and if declared by the Board of Directors of the Company (the “Board”). In the event that the amount of dividends declared by the Board shall be insufficient to permit payment of the full aforesaid dividends under this Section 1(a)(i), such dividends will be paid ratably to each holder of Series C Preferred in proportion to the dividend amounts to which each holder of Series C Preferred is entitled as provided herein.

(ii) After payment of the full amount of all dividends pursuant to Section 1(a)(i) above, the holders of shares of Series A Preferred and Series B Preferred shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock or any other shares of capital stock of the Company (other than the Series C Preferred), at a rate equal to 8% of the applicable Original Issue Price (as defined below) of the Series A Preferred and Series B Preferred per share per annum, payable when, as and if declared by the Board . In the event that the amount of dividends declared by the Board shall be insufficient to permit payment of the full aforesaid dividends under this Section 1(a)(ii), such dividends will be paid ratably to each holder of Series A Preferred and Series B Preferred in proportion to the dividend amounts to which each holder of Series A Preferred and Series B Preferred is entitled as provided herein.

(iii) In the event dividends or other distributions are paid on any shares of Common Stock, a similar dividend or distribution, in addition to that which may be paid to satisfy the preference set forth in Sections 1(a)(i) and (ii) above, shall be paid with respect to all outstanding shares of Series Preferred (on an as-if-converted to Common Stock basis). The right to dividends on shares of the Common Stock and Series Preferred shall not be cumulative, and no right shall accrue to holders of the Common Stock or Series Preferred by reason of the fact that dividends on said shares are not declared in any prior period.

(b) The “Original Issue Price” of the Series A Preferred shall be $0.8307 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series B Preferred shall be $1.54488 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series C Preferred shall be $1.6940152 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof).

(c) As authorized by Section 402.5(c) of the California General Corporation Law (“CGCL”), Sections 502 and 503 of the CGCL shall not apply with respect to distributions on shares junior to the Series Preferred as they relate to (i) repurchases of shares of Common Stock upon termination of employment or service as an employee, officer, consultant or director, (ii) repurchases of Common Stock issued to or held by employees, officers, consultants or directors pursuant to Company rights of first refusal and (iii) any other repurchase or redemption of shares of Series Preferred as provided herein.

2.	VOTING RIGHTS.

(a) General Rights. Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for each stockholders’ meeting or the effective date of each written consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

(b) Separate Vote of Series A Preferred. For so long as at least 500,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, consolidation, recapitalization, operation of law or otherwise):

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination) in a manner adverse to the Series A Preferred;

(ii) Any amendment, alteration, or repeal of any of the rights, preference or privileges of the Series A Preferred set forth in this Certificate of Incorporation;

(iii) Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

(iv) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series A Preferred;

(v) Any redemption, repurchase or payment of dividends (other than pursuant to Section 1(a) and dividends payable in shares of the Company’s Common Stock) with respect to any shares of the Company’s Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(vi) Any agreement by the Company or its stockholders to undertake an Asset Transfer or Acquisition (each as defined in Section 3), unless such Asset Transfer or Acquisition exceeds $50,000,000.00 in value;

(vii) Any voluntary dissolution, liquidation or winding up of the Company; or

(viii) Any increase or decrease in the authorized number of members of the Board.

(c) Separate Vote of Series B Preferred. For so long as at least 800,000 shares of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series B Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, consolidation, recapitalization, operation of law or otherwise):

(i) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination) in a manner adverse to the Series B Preferred, Series A Preferred or Common Stock;

(ii) Any amendment, alteration, or repeal of any of the rights, preference or privileges of the Series B Preferred set forth in this Certificate of Incorporation;

(iii) Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

(iv) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series B Preferred;

(v) Any redemption, repurchase or payment of dividends (other than pursuant to Section 1(a) and dividends payable in shares of Common Stock) with respect to any shares of Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(vi) Any agreement by the Company or its stockholders to undertake an Asset Transfer or Acquisition;

(vii) Any voluntary dissolution, liquidation or winding up of the Company; or

(viii) Any increase or decrease in the authorized number of members of the Board or alteration, amendment or repeal of Section 2(e) below.

(d) Separate Vote of Series C Preferred. For so long as at least 800,000 shares of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series C Preferred, voting as a separate class, shall be necessary for effecting or validating the following actions (whether by merger, consolidation, recapitalization, operation of law or otherwise):

(i) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a certificate of determination) in a manner adverse to the Series C Preferred, Series B Preferred, Series A Preferred or Common Stock;

(ii) Any amendment, alteration, or repeal of any of the rights, preference or privileges of the Series C Preferred set forth in this Certificate of Incorporation;

(iii) Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

(iv) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock having rights, preferences or privileges senior to or on a parity with the Series C Preferred;

(v) Any redemption, repurchase or payment of dividends (other than pursuant to Section 1(a) and dividends payable in shares of Common Stock) with respect to any shares of Common Stock or Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company, acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares or distributions to holders of Common Stock in accordance with Section 3 hereof);

(vi) Any agreement by the Company or its stockholders to undertake an Asset Transfer or Acquisition;

(vii) Any voluntary dissolution, liquidation or winding up of the Company; or

(viii) Any increase or decrease in the authorized number of members of the Board or alteration, amendment or repeal of Section 2(e) below.

(e) Election of Board.

(i) For so long as at least 800,000 shares of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of outstanding shares of Series C Preferred, voting as a separate class, shall be entitled to elect 1 member of the Board at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii) For so long as at least 800,000 shares of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of outstanding shares of Series B Preferred, voting as a separate class, shall be entitled to elect 2 members of the Board at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iii) For so long as at least 500,000 shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) remain outstanding, the holders of outstanding shares of Series A Preferred, voting as a separate class, shall be entitled to elect 2 members of the Board at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(iv) The holders of outstanding shares of Common Stock, voting as a separate class, shall be entitled to elect 2 members of the Board at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(v) The holders of outstanding shares of Common Stock and Series Preferred, voting as a single class on an as-converted basis, shall be entitled to elect 1 member of the Board at each meeting or pursuant to each written consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(vi) Any director elected as provided in the provisions of this Section 2(e) may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series Preferred or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to this Section 2, then any directorship not so filled shall remain vacant until such time as the holders of the Series Preferred or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Company other than by the stockholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.

(vii) The designation of the directors elected pursuant to this Section 2(e) may be governed by a voting agreement or similar arrangement to which the holders of Common Stock and Series Preferred may from time to time be a party.

3.	LIQUIDATION RIGHTS.

(a) Upon (i) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, (ii) a merger, consolidation or sale of voting control or other corporate reorganization in which the stockholders of the Company immediately prior to such transaction or series of related transactions do not own securities representing a majority of the voting power of the surviving entity or its parent immediately following such transaction or series of related transactions, but excluding (x) any transaction effected exclusively to change the domicile of the Company, or (y) any transaction effected principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof (an “Acquisition”), or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (an “Asset Transfer”) (items (i), (ii) and (iii), each a “Liquidation Event”), prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series B Preferred, Series A Preferred, Common Stock or any other capital stock of the Company, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series C Preferred held by them, an amount per share of Series C Preferred equal to the Original Issue Price of such Series C Preferred, plus any declared but unpaid dividends. If, upon any such Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series C Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series C Preferred required by Section 3(a) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Series A Preferred, Common Stock or any other capital stock of the Company, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series B Preferred held by them, an amount per share of Series B Preferred equal to the Original Issue Price of such Series B Preferred, plus any declared but unpaid dividends. If, upon any such Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series B Preferred of the liquidation preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(c) In the event of a Liquidation Event, upon completion of the distribution to the holders of shares of Series C Preferred required by Section 3(a) above and the Series B Preferred required by Section 3(b) above, but prior and in preference to any distribution of any assets or payment made to the holders of any shares of Common Stock or any other capital stock of the Company, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, for each share of Series A Preferred held by them, an amount per share of Series A Preferred equal to the Original Issue Price of such Series A Preferred, plus any declared but unpaid dividends. If, upon any such Liquidation Event, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in this Section 3(c), then such assets (or consideration) shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) After the payment of the full liquidation preference of the Series C Preferred as set forth in Section 3(a) above, the Series B Preferred as set forth in Section 3(b) above and the Series A Preferred as set forth in Section 3(c) above, the assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such transaction), if any, shall be distributed ratably to the holders of the Series C Preferred, Series B Preferred, Series A Preferred and Common Stock (on an as-if converted basis).

(e) In any Acquisition or Asset Transfer, if the consideration to be received is property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made. Any securities shall be valued as follows:

(i) The value of securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be:

(A) if traded on a securities exchange or through the NASDAQ Global Market system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30 day period (or portion thereof) ending 3 days prior to the closing;

(B) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30 day period (or portion thereof) ending 3 days prior to the closing; and

(C) if there is no active public market, the value shall be the fair market value thereof, as determined by the Board in good faith.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the value determined as above to reflect the approximate fair market value thereof, as determined by the Board.

(f) Any payments or proceeds that could be made or distributed following the closing of any Acquisition or Asset Transfer as the result of termination or expiration of an escrow or operation of an earn-out or similar arrangement or termination of dissenter’s or appraisal rights, shall not be treated for the purposes of this Section 3 as if paid at the closing of such Acquisition or Asset Transfer. The portion of the consideration to be received that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of the Company’s capital stock pursuant to Sections 3(a), (b), (c) and (d) above as if the Initial Consideration were the only consideration payable in connection with the Acquisition or Asset Transfer. Any additional consideration that becomes payable to the holders of the Company’s capital stock upon release from escrow or satisfaction of contingencies shall be allocated among them in accordance with Sections 3(a), (b), (c) and (d) above after taking into account the previous payment of the Initial Consideration as part of the same transaction.

4.	CONVERSION RIGHTS.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder without the payment of additional consideration by the holder thereof, be converted at any time and from time to time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect for such series of Series Preferred (determined as provided in Section 4(b)) by the number of shares of such series of Series Preferred being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series Preferred (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of such series of Series Preferred by the “Series Preferred Conversion Price,” calculated as provided in Section 4(c).

(c) Series Preferred Conversion Price. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred, the conversion price for the Series B Preferred shall initially be the Original Issue Price of the Series B Preferred and the conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (each, the “Series Preferred Conversion Price” with respect to each series). Such initial Series Preferred Conversion Price with respect to each series shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price for a series herein shall mean the Series Preferred Conversion Price with respect to such series as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value as determined in good faith by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value as determined in good faith by the Board as of the date of such conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date that the first share of Series C Preferred is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of any series of Series Preferred, the Series Preferred Conversion Price of each such series of Series Preferred in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of any series of Series Preferred, the Series Preferred Conversion Price then in effect for such series of Series Preferred shall be decreased as of the time of such issuance, as provided below:

(i) The Series Preferred Conversion Price shall be adjusted by multiplying the Series Preferred Conversion Price then in effect by a fraction equal to:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series Preferred Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series

Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(h) Sale of Shares Below Series Preferred Conversion Price.

(i) If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section 4(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(e), 4(f) or 4(g) above, for an Effective Price (as defined below) less than any then effective Series Preferred Conversion Price (a “Qualifying Dilutive Issuance”), then and in each such case, such existing Series Preferred Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Series Preferred Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to:

(A) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series Preferred Conversion Price, and

(B) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date and (C) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

(ii) No adjustment shall be made to any Series Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section 4(h) shall be rounded to the nearest $0.01 per share. Any adjustment otherwise required by this Section 4(h) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to such Series Preferred Conversion Price.

(iii) For the purpose of making any adjustment required under this Section 4(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iv) For the purpose of the adjustment required under this Section 4(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than any Series Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price (as defined below) shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.

(D) No further adjustment of any Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series Preferred.

(v) For the purpose of making any adjustment to any Series Preferred Conversion Price required under this Section 4(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock issued upon conversion of the Series Preferred;

(B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

(C) shares of Common Stock issued pursuant to the exercise or conversion of options, warrants or other Convertible Securities outstanding as of the Original Issue Date, in each case provided such issuance is pursuant to the terms of such options, warrants or other Convertible Securities;

(D) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, purchase of substantially all of the assets, consolidation, acquisition, strategic alliance or similar business combination transaction; provided that the issuance of shares therein has been approved by the Board and, if applicable, the Series Preferred as provided in Sections 2(b), 2(c) and 2(d) herein and under applicable law, and such transaction does not exceed $5,000,000.00 in value;

(E) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, credit agreements, real property leasing arrangement, or debt financing from a bank, equipment lessor, landlord or similar institution; provided that the issuance of shares therein has been approved by the Board;

(F) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; provided that the issuance of shares therein has been approved by the Board;

(G) shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, customer, vendor or distribution arrangements or (ii) collaboration, technology transfer or development arrangements, including technology licenses; provided that the issuance of shares therein has been approved by the Board;

(H) shares of Common Stock issued in a registered public offering under the Securities Act, pursuant to which all outstanding shares of Series Preferred are automatically converted to Common Stock; and

(I) shares of Common Stock or Convertible Securities issued in connection with any transaction approved by the Board and the vote or written consent of the holders of (i) at least a majority of the outstanding Series A Preferred, (ii) at least a majority of the outstanding Series B Preferred and (iii) at least a majority of the outstanding Series C Preferred, each voting as a separate series, such vote or consent of holders specifically providing that such shares shall not be considered Additional Shares of Common Stock hereunder.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issuance under this Section 4(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the applicable Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(i) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall promptly mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred. Failure to provide such notice shall have no effect on any such adjustment.

(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least 20 days (or such shorter period approved by the holders of at least a majority of the outstanding Series Preferred) prior to the record date for any event specified in clause (i) above, or the effective date for any event specified in clause (ii) above, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion

Price, (A) at any time upon the affirmative election of the holders of at least sixty-six and two-thirds percent (66 & 2/3%) of the outstanding shares of the Series Preferred, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $3.3880304 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000.00. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(ii) Upon the occurrence of either of the events specified in Section 4(k)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined in good faith by the Board) on the date of conversion.

(m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(n) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(o) Taxes. The Company shall pay any issue or transfer taxes payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred pursuant to this Section 4; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

5.	REDEMPTION.

(a) Subject to the conditions of this Section 5, at any time after August 5, 2016, at the individual option of each holder of shares of Series B Preferred or shares of Series C Preferred, the Company shall redeem in three installments, commencing on the date specified in the Shareholder Redemption Notice (as defined below) (each a “Redemption Date”), the number of shares of Series B Preferred and Series C Preferred held by such holder that is specified in a written request for redemption delivered to the Company by the holder (the “Shareholder Redemption Notice”), by paying in cash in exchange for the shares of Series B Preferred and Series C Preferred to be redeemed a sum equal to Original Issue Price per share of Series B Preferred or Series C Preferred (as applicable), plus all declared but unpaid dividends on such shares (the “Redemption Price”); provided, however, that the first installment of such redemption shall occur on the first such Redemption Date (which shall be no earlier than 90 days or later than 150 days after the date of the Shareholder Redemption Notice), the second installment of such redemption shall occur on the first anniversary of the first such Redemption Date and the third installment of such redemption shall occur on the second anniversary of the first such Redemption Date. The number of shares of Series B Preferred or Series C Preferred that the Company shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares requested to be redeemed but not yet redeemed prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Notwithstanding the foregoing, the Company may, by written notice to all holders delivering Shareholder Redemptions Notices, consolidate all redemptions hereunder into the three Redemption Dates provided herein.

(b) At least 15 but no more than 30 days prior to a Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred and Series C Preferred, at the address last shown on the records of the Company for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the aggregate number of shares to be redeemed, the number of such holder’s shares to be redeemed, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon any such holder participating in such redemption to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “ Company Redemption Notice”). Except as provided in Section 5(c), on or after a Redemption Date, each holder of Series B Preferred and Series C Preferred to be redeemed on such Redemption Date shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

(c) From and after each Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of shares of the Series B Preferred and Series C Preferred designated for redemption on such Redemption Date in the Redemption Notice (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series B Preferred and Series C Preferred on a Redemption Date are insufficient to redeem in full the total number of such shares of Series B Preferred and Series C Preferred to be redeemed on such date as specified in all Shareholder Redemption Notices, those funds that are legally available will be used to redeem (i) first, the maximum possible number of shares of Series C Preferred ratably among the holders of such shares to be redeemed as specified in all Shareholder Redemption Notices such that each such holder of a share of Series C Preferred to be redeemed receives the same percentage of the applicable Redemption Price for each share of Series C Preferred, and (ii) only after all shares of Series C Preferred to be redeemed on such date as specified in all Shareholder Redemption Notices have been redeemed in full and the full amount of the applicable Redemption Price in respect of such redeemed shares of Series C Preferred has been paid to the holders thereof, then, the maximum possible number of shares of Series B Preferred ratably among the holders of shares of Series B Preferred to be redeemed on such date as specified in all Shareholder Redemption Notices such that each such holder of a share of Series B Preferred to be redeemed receives the same percentage of the applicable Redemption Price for each share of Series B Preferred. The shares of Series B Preferred and Series C Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series B Preferred and Series C Preferred, such funds will immediately be used to redeem the balance of the shares that the Company has become obligated to redeem on any Redemption Date but that it has not redeemed, and such redemptions shall be in accordance with the preferences stated in this Section 5.

6.	NO REISSUANCE OF SERIES PREFERRED.

No shares or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, sold or transferred. This Certificate of Incorporation shall be appropriately amended and/or restated to effect the corresponding reduction in the Company’s authorized capital stock.

V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. The Company is authorized to provide indemnification of and advancement of expenses to directors, officers and agents, and any other persons to which applicable law permits the Company to provide indemnification and for breach of duty to the Company and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification and advancement otherwise permitted by applicable law.

C. Any repeal or modification of this Article V shall only be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws of the Company, subject to any restrictions which may be set forth in this Certificate of Incorporation.

B. Subject to any additional vote which may be set forth in this Certificate of Incorporation or the Bylaws, the Board shall have the power to adopt, amend or repeal the Bylaws of the Company.

C. The directors of the Company need not be elected by written ballot unless the Bylaws of the Company so provide.

VII.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Company may provide. The books of the Company may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Company.

*    *    *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been executed by the President of this Company on this 3rd day of March, 2010.

/s/ Pamela G. Marrone
Pamela G. Marrone, President